WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

Willow Creek Enterprises, Inc.

A DELAWARE CORPORATION

The undersigned Director, being the Directors of Willow Creek Enterprises, Inc., a Delaware PersonNamecorporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)

Forward Share Spilt

2)  Amend Articles of InPersonNamecorporation

RESOLVED, that the number of issued and outstanding shares of the Corporation be increased by virtue of a forward share split on a one old for 21 new basis (21-1) to be effective immediately.

RESOLVED, that the number of authorized common shares of the Corporation be increased from 100,000,000 to 300,000,000

Dated: November 23, 2009

The undersigned, being all the Director of Willow Creek Enterprises, Inc., waives the required notice of meeting and consents to all actions taken hereby.

___/s/Sidney Swick_______

Sidney Swick, President,

Secretary, Treasurer, Director